Exhibit 8(b)
                              MIRO WEINER & KRAMER
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                    SUITE 100
                            500 NORTH WOODWARD AVENUE
                                  P.O. BOX 908
                      BLOOMFIELD HILLS, MICHIGAN 48303-0908
                            TELEPHONE (248) 646-2400
                            FACSIMILE (248) 646-2681








                                          July 10, 1997




Taubman Centers, Inc.
200 East Long Lake Road, Suite 300
P.O. Box 200
Bloomfield Hills, Michigan 48303-0200

            Re:   Taubman Centers, Inc. (the "Company")
                  Registration Statement on Form S-3, File No. 33-99636 (the "Registration Statement")

Gentlemen:

      Reference is made to the Registration Statement filed with the Securities and Exchange Commission and to the Prospectus as revised to date (the "Prospectus"). In our opinion, the discussion in the Prospectus under the caption "Federal Income Tax Considerations" accurately summarizes in all material respects the matters discussed. We consent to the filing of this opinion letter with the Securities and Exchange Commission and to the reference to us under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,

                                          /S/MIRO WEINER & KRAMER
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